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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF BANCORPORATION

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        CORPORATION                                                        PERCENT OF OWNERSHIP
        First National Bank of Ohio
        (national banking association)                                             100%

        The Old Phoenix National Bank of Medina
        (national banking association)                                             100%

        Elyria Savings & Trust National Bank
        (national banking association)                                             100%

        Peoples Federal Savings Bank
        (federally-chartered stock savings bank)                                   100%

        FBOH Credit Life Insurance Company
        (an Arizona corporation)                                                   100%

        The First National Bank in Massillon
        (national banking association)                                             100%

        Peoples Savings Bank
        (state-chartered savings and loan
        association)                                                               100%

        Bancorp Trust Company, National Association
        (national trust company)                                                   100%

        Life Savings Bank, FSB
        (federally-chartered stock savings bank)                                   100%

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